UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2020

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2020, the board of directors of Mistras Group, Inc (the “Company”) elected Charles P. Pizzi to the board, effective January 1, 2021, to replace W. Curtis Weldon, who has decided to retire from the board effective December 31, 2020. Mr. Pizzi has also been appointed to serve on the audit committee and the corporate governance committee of the Company’s board upon his taking office on January 1, 2021. The press release announcing Mr. Pizza's election is attached to this report as an exhibit and incorporated herein by reference.

Mr. Pizzi will receive compensation in his role as a non-employee director pursuant to the compensation plan for non-employee directors, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 9, 2020, as such plan may be modified by the board. There were no transactions between Mr. Pizzi and the Company that require disclosure under Regulation S-K 404(a).

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

99.1 Press release issued by Mistras Group, Inc. on December 2, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: December 2, 2020	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press release issued by Mistras Group, Inc. on December 2, 2020

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